SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MONTEREY HOMES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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
                           MONTEREY HOMES CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                          ----------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 11, 1998

                          ----------------------------


To Our Stockholders:

         The Management of Monterey Homes Corporation cordially invites you to attend the 1998 Annual Meeting of Stockholders to be held at 9:00 a.m., on June 11, 1998, at the Scottsdale Plaza Resort, Scottsdale, Arizona for the following purposes:

         1.       To elect four Class I directors to serve for two-year terms;

         2. To approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") to increase the total number of shares authorized for issuance thereunder from 225,000 shares to 475,000 shares; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on April 17, 1998 (the "Record Date"), to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

                                By Order of the Board of Directors



Scottsdale, Arizona             Larry W. Seay
April 30, 1998                  Vice President-Finance, Chief Financial Officer,
                                Secretary and Treasurer



                                    IMPORTANT

          TO ENSURE REPRESENTATION, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS
                   PROVIDED FOR MAILING IN THE UNITED STATES.

                           MONTEREY HOMES CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------


         This Proxy Statement is furnished to the stockholders of Monterey Homes Corporation (the "Company"), a Maryland corporation, in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 11, 1998. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Annual Meeting were mailed on or about May 15, 1998 to stockholders of record at the close of business on April 17, 1998 (the "Record Date"). A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or
(iii) sending written notice of revocation to the Secretary of the Company at 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.

         The Company will bear the entire cost of solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.


                          VOTING SECURITIES OUTSTANDING

         As of the Record Date, there were 5,368,738 shares of the Company's Common Stock outstanding. Stockholders are entitled to one vote for each share of record on each matter of business to be considered at the Annual Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, either in person or by valid proxy. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and determination of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting. The Inspector of Elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

         The information included herein should be reviewed in conjunction with the audited financial statements, notes to consolidated financial statements, independent auditors' reports and other information included in the Company's 1997 Annual Report to Stockholders that was mailed with this Proxy Statement to all stockholders of record as of the Record Date.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of April 1, 1998, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of such stock, (ii) all directors and nominees for director of the Company,
(iii) all executive officers named in the Summary Compensation under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                               Shares Beneficially
   Name and Address of Beneficial Owner(1)           Owned(2)          Percent Owned(3)
   ---------------------------------------           --------          ----------------
William W. Cleverly                                   742,890(4)            13.8%
Steven J. Hilton                                      739,557(4)            13.8%
John R. Landon                                        666,667(5)            12.5%
Alan D. Hamberlin                                     368,235(6)             6.5%
Robert G. Sarver                                      139,800(7)             2.6%
C. Timothy White                                        5,500(7)              *
Ray Oppel                                                 ---                 *
Larry W. Seay                                           2,000(8)              *
Richard T. Morgan                                       4,000                 *
Anthony C. Dinnell                                         --                 *
All directors and executive officers
as a group (10 persons)                             2,668,649               49.2%

-------------
*        Represents less than 1%.

(1) The address for each beneficial owner is c/o Monterey Homes Corporation, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.
(2) Includes, where applicable, shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition.
(3) The percentages shown include the shares of Common Stock actually owned as of April 1, 1998, and the shares which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of April 1, 1998, upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(4) Includes 55,556 shares currently issuable upon exercise of outstanding stock options.
(5) All 666,667 shares are owned with Eleanor Landon, spouse, as tenants-in-common.
(6) Includes 12,633 shares of Common Stock indirectly beneficially owned by Mr. Hamberlin through a partnership and 355,602 shares of Common Stock currently issuable to Mr. Hamberlin upon exercise of outstanding stock options (including dividend rights).
(7) Includes 2,500 shares currently issuable upon exercise of outstanding stock options.
(8) Includes 2,000 shares currently issuable upon exercise of outstanding stock options.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         The Articles of Incorporation of the Company divide the Board of Directors into two classes serving staggered two-year terms. Class I consists of three directors whose terms expire at the 1998 Annual Meeting of Stockholders. Class II consists of three directors whose terms expire at the 1999 Annual Meeting of Stockholders. The Board of Directors has nominated William W. Cleverly, Steven J. Hilton and Alan D. Hamberlin, the incumbent Class I Directors, for re-election. In addition, the Board of Directors has nominated Raymond (Ray) Oppel as a Class I Director. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Messrs. Cleverly, Hilton, Hamberlin and Oppel. If any of the four become unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. Each director elected will serve for two years and until his successor is duly elected and qualified. The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to elect directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CLEVERLY, HILTON, HAMBERLIN AND OPPEL AS CLASS I DIRECTORS OF THE COMPANY.

                  INFORMATION CONCERNING DIRECTORS AND OFFICERS

         Information concerning the Company's current directors and executive officers is set forth below.

Name                            Age      Position with the Company
----                            ---      -------------------------

William W. Cleverly              41      Managing Director, Class I

Steven J. Hilton                 36      Managing Director, Class I

John R. Landon                   40      Managing Director, Class II

Larry W. Seay                    42      Vice President-Finance, Chief Financial
                                         Officer, Secretary and Treasurer

Richard T. Morgan                42      Vice President

Alan D. Hamberlin (1)            49      Class I Director

Ray Oppel(2)                     41      Class I Director

Robert G. Sarver (2)             36      Class II Director

C. Timothy White(1)(2)           36      Class II Director

-------------------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

         William W. Cleverly currently serves as a Managing Director of the Company, and served as Chairman of the Board and Co-Chief Executive Officer from December 31, 1996, to April 1998. In 1985 Mr. Cleverly co-founded the Monterey Entities, which merged with Homeplex Mortgage Investment Co., predecessor to Monterey Homes Corporation, and served as President and Director of the Monterey Entities until December 31, 1996. From 1983 to 1986, Mr. Cleverly was the President of a real estate development company which he founded that developed and marketed multi-family projects. Mr. Cleverly received his undergraduate degree from the University of Arizona, and is a member of the Central Arizona Homebuilders' Association and the National Homebuilders' Association.

         Steven J. Hilton currently serves as a Managing Director of the Company, and served as President and Co-Chief Executive Officer from December 31, 1996, to April 1998. Mr. Hilton co-founded the Monterey Entities in 1985 and served as Treasurer, Secretary and Director of the Monterey Entities until December 31, 1996. From 1985 to 1986, Mr. Hilton served as project manager for Premier Community Homes, a residential homebuilder. From 1984 to 1985, Mr. Hilton served as a project manager for Mr. Cleverly's real estate development company. Mr. Hilton received his undergraduate degree from the University of Arizona, and is a member of the Central Arizona Homebuilders' Association, the National Homebuilders' Association, the National Board of Realtors and the Scottsdale Board of Realtors.

         John R. Landon currently serves as a Managing Director of the Company, and served as Chief Operating Officer and Co-Chief Executive Officer from the July 1997 combination with Legacy Homes to April 1998. He was elected to the Board of Directors in September 1997. Mr. Landon founded Legacy Homes in 1987 and in his capacity as its President, managed all aspects of the company's business, including construction operations, land acquisitions and development, sales and marketing, and finance. Prior to establishing Legacy Homes, Mr. Landon managed a regional land acquisition and development operation for the Dallas/Fort Worth division of Nash Phillips/Copus Homebuilders, a large single family residential homebuilder, and held positions in both sales and land development for Trammel Crow Residential Group. Mr. Landon began his career with the public accounting firm of Ernst & Whinney. Mr. Landon received his undergraduate degree in Accounting from Louisiana State University, and is a member of the National Association of Homebuilders and the Dallas Home and Apartment Builders' Association.

         Larry W. Seay has served as Vice President-Finance and Chief Financial Officer of the Company since December 31, 1996, and as Secretary and Treasurer of the Company since January 1997. Mr. Seay was appointed Vice President-Finance and Chief Financial Officer of the Monterey Entities in April 1996 and served in that capacity until December 31, 1996. From 1990 to 1996, Mr. Seay served as Vice President/Treasurer of UDC Homes, Inc., a homebuilding company based in Phoenix, Arizona. In May 1995, while Mr. Seay served as Vice President/Treasurer, UDC Homes, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. UDC Homes, Inc. emerged from reorganization proceedings in November 1995. From 1986 to 1990, Mr. Seay served as Treasurer and Chief Financial Officer of Emerald Homes, Inc., also a Phoenix, Arizona-based homebuilding company. Prior to 1986, Mr. Seay worked as a staff accountant and audit manager at Deloitte & Touche LLP. Mr. Seay graduated with undergraduate degrees in finance and accounting and with a Masters in Business Administration from Arizona State University. Mr. Seay is a certified public accountant and a member of the American Institute of Certified Public Accountants.

         Richard T. Morgan has served as a Vice President of the Company since April, 1998, and as Chief Financial Officer of Legacy Homes since January 1997. Mr. Morgan joined Legacy Homes in November 1989 as Controller to develop and manage the accounting department and administrative staff. From 1981 to 1989, Mr. Morgan worked for two independent oil and gas companies serving in both the accounting and tax departments. Prior to 1981, Mr. Morgan was employed by Price Waterhouse & Co. as a staff accountant and tax senior. Mr. Morgan received a B.B.A. in Accounting in December 1977 from the University of Texas at Austin.

         Alan D. Hamberlin has served as a director of the Company since the Company's organization in July 1988. Mr. Hamberlin served as Chief Executive Officer of the Company from July 1988 until December 31, 1996, and as Chairman of the Board of Directors from January 1990 to December 31, 1996. He also served as the President of the Company from its origination until September 1995. Mr. Hamberlin served as the President and Chief Executive Officer of the managing general partner of the Company's former Manager and has been President of Courtland Homes, Inc., a Phoenix, Arizona single-family residential homebuilder, since July 1983. Mr. Hamberlin has served as a director of American Southwest Financial Corporation and American Southwest Finance Co., Inc. since their organization in September 1982, as a director of American Southwest Affiliated Companies since its organization in March 1985 and as a director of American Southwest Holdings, Inc. since August 1994.

         Raymond (Ray) Oppel has been in the construction, real estate, and retail industries for over 20 years and was appointed to the Company's Board of Directors in December 1997. In 1982, he was co-founder and became chairman and Chief Executive Officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico with annual sales in excess of $100 million. The Oppel Jenkins Group was sold to the public homebuilder Kaufman & Broad, Inc., in 1995. Mr. Oppel served as president of the Texas Panhandle Builder's Association and has been a licensed real estate broker since 1984. Mr. Oppel is currently active as a private investor in real estate development, banking, and a new car dealership.

         Robert G. Sarver has served as a director of the Company since December 31, 1996. Mr. Sarver has served as the Chairman and Chief Executive Officer of GB Bancorporation, a bank holding company for Grossmont Bank, San Diego's largest community bank, since 1995. Mr. Sarver currently serves as a director of Zion's Bancorporation, a publicly held bank holding company. In 1990 Mr. Sarver was a co-founder and currently serves as the Executive Director of Southwest Value Partners and Affiliates, a real estate investment company. In 1984, Mr. Sarver founded National Bank of Arizona, Inc. and served as President until it was acquired by Zion's Bancorporation in 1993. Mr. Sarver received his undergraduate degree from the University of Arizona and is a certified public accountant.

         C. Timothy White has served as a director of the Company since December 31, 1996. Mr. White served as a director of the Monterey Entities from February 1995 until December 31, 1996. Since 1989, Mr. White has been an attorney with the law firm of Tiffany & Bosco, P.A. in Phoenix, Arizona. During 1997 and 1996, the Company paid Tiffany & Bosco, P.A. approximately $236,000 and $100,000, respectively, for legal services rendered. Mr. White received his undergraduate degree from the University of Arizona and his law degree from Arizona State University.


              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Board of Directors. During the year ended December 31, 1997, the Company's Board of Directors met on 15 occasions. No director attended fewer than 75% of the number of meetings of the Board and of the committees on which he served during the period he was a member of the Board of Directors.

         Compensation Committee. In 1997, the Compensation Committee consisted of Messrs. Hamberlin and White, who are non-employee members of the Board of Directors. The Compensation Committee, which met once in 1997, reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. The report of the Compensation Committee for 1997 is set forth below.

         Audit Committee. The Audit Committee, which met twice during 1997, makes recommendations to the Board concerning the selection of independent auditors, reviews the financial statements of the Company and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

         Other Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions.

                              DIRECTOR COMPENSATION

         Non-employee directors of the Company receive an annual retainer of $10,000 and are not additionally compensated for attendance at Board or Committee meetings. During 1997, the Board of Directors granted options to acquire 5,000 shares of the Company's Common Stock to each non-employee Director as additional consideration for their services. These options vest in equal 2,500 share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of the Company's Common Stock on the date of grant.


                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1997, of those persons who were, at December 31, 1997 (i) the Chief Executive Officers (Managing Directors) of the Company and
(ii) the other most highly compensated executive officers of the Company (collectively, the "Named Officers"). Information with respect to compensation for fiscal years 1996 and 1995 is not provided as none of the Named Officers received compensation from the Company during 1996 or 1995 for their services.


                           SUMMARY COMPENSATION TABLE

=========================================================================================================================
                                                                                          Long-Term
                                                                                        Compensation
-------------------------------------------------------------------------------------------------------------------------
                                                                Annual Compensation        Awards
-------------------------------------------------------------------------------------------------------------------------
                                                                                                             All Other
      Name and Principal Position                 Year           Salary      Bonus       Options(#)        Compensation
-------------------------------------------------------------------------------------------------------------------------
William W. Cleverly - Managing Director           1997          200,000     200,000              --           31,905
-------------------------------------------------------------------------------------------------------------------------
Steven J. Hilton - Managing Director              1997          200,000     200,000              --           31,905
-------------------------------------------------------------------------------------------------------------------------
John R. Landon - Managing Director                1997          200,000     200,000         166,667           11,700
-------------------------------------------------------------------------------------------------------------------------
Larry W. Seay - Vice President Finance,           1997          113,750      85,000          12,500            6,575
Chief Financial Officer, Secretary and
Treasurer
-------------------------------------------------------------------------------------------------------------------------
Anthony C. Dinnell - Vice President               1997           90,000     149,445          10,000            9,589
Phoenix Division
=========================================================================================================================

                              OPTION GRANTS IN 1997

         The table below sets forth information with respect to the granting of stock options during the fiscal year ended December 31, 1997, to the Named Officers.

===========================================================================================================================
                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                                Price Appreciation
                                   Individual Grants                                            for Option Term(1)
---------------------------------------------------------------------------------------------------------------------------
                                           Percentage of
                              Shares       Total Options    Exercise or
                            Underlying       Granted to      Base Price
                             Options         Employees       ($/Share)     Expiration
          Name             Granted (#)        in 1997                         Date             0%         5%        10%
---------------------------------------------------------------------------------------------------------------------------
William W. Cleverly               --            --                 --              --           --         --         --
---------------------------------------------------------------------------------------------------------------------------
Steven J. Hilton                  --            --                 --              --           --         --         --
---------------------------------------------------------------------------------------------------------------------------
John R. Landon               166,667*           --            $  5.25        06/30/01     $ 312,501   $568,415   $863,620
---------------------------------------------------------------------------------------------------------------------------
Larry W. Seay                 10,000           7.7               5.62        12/31/06           --      31,062     76,435
           "                   2,500           1.9              11.50        12/03/07           --      18,081     45,820
---------------------------------------------------------------------------------------------------------------------------
Anthony C. Dinnell            10,000           7.7               5.62        12/31/06           --      31,062     76,435
===========================================================================================================================


*Options granted were in connection with the Legacy Homes Combination, and not part of the Company's stock option plan.

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option terms. The potential realizable value is calculated by assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at certain specified rates, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date of the respective options were granted to their expiration date, and are not presented to forecast future appreciation, if any, in the price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Option Value at End of Fiscal Year 1997

         The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 1997 by the Named
Officers. The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

===============================================================================================================================
                                                             Number of Unexercised Options          Value of Unexercised
                                                                       at Fiscal               In-the-Money Options at Fiscal
                                                                      Year End (#)                    Year End ($)(1)
-------------------------------------------------------------------------------------------------------------------------------
                               Shares
                            Acquired on    Value Realized
          Name              Exercise (#)         ($)         Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
William W. Cleverly              --               --            55,556          111,111          $381,948       $  763,888
-------------------------------------------------------------------------------------------------------------------------------
Steven J. Hilton                 --               --            55,556          111,111           381,948          763,888
-------------------------------------------------------------------------------------------------------------------------------
John R. Landon                   --               --               --           166,667                --        1,145,836
-------------------------------------------------------------------------------------------------------------------------------
Larry W. Seay                    --               --             2,000           10,500            13,010           53,603
-------------------------------------------------------------------------------------------------------------------------------
Anthony C. Dinnell               --               --             2,000            8,000            13,010           52,040
===============================================================================================================================

(1) Calculated based on the closing price of the Company's Common Stock on December 31, 1997 of $12.125 per share less the exercise price per share, multiplied by the number of applicable shares in the money.


CHANGE OF CONTROL ARRANGEMENTS

         If prior to the third anniversary of the effective date of the stock option agreements of Messrs. Cleverly, Hilton and Landon, there is a change of control of the Company that is required to be reported in Form 8-K under the Securities Exchange Act of 1934, as amended, the options granted to Messrs. Cleverly, Hilton and Landon pursuant to their stock option agreements shall vest in full and be immediately exercisable.


                              EMPLOYMENT AGREEMENTS

         The Company has employment agreements with William W. Cleverly and Steven J. Hilton (the "Employment Agreements"). The Employment Agreements each have a term ending on December 31, 2001, and provide for an initial base salary of $200,000 per year (increasing by 5% of the prior year's base salary per year) and an annual bonus for 1997 and 1998 of the lesser of 4% of the pre-tax consolidated net income of the Company or $200,000. The Company also has an employment agreement with John R. Landon (the "Landon Employment Agreement").
The Landon Employment Agreement has a term ending June 30, 2001, and provides for an initial base salary of $200,000 per year (increasing by 5% of the prior year's base salary per year) and an annual bonus for 1997 and 1998 equal to the lesser of 4% of the consolidated pre-tax net income or $200,000. Thereafter, under both the Employment Agreements and the Landon Employment Agreement, the bonus percentage payout of consolidated net income will be determined by the Compensation Committee of the Board of Directors, provided that in no event will the bonus payable in any year exceed $200,000 per employee. Messrs. Cleverly, Hilton and Landon serve as Managing Directors of the Company.

         If Mr. Cleverly or Mr. Hilton voluntarily terminates his employment or is discharged for "Cause," the Company will have no obligation to pay him his current annual salary or bonus. If either Mr. Cleverly or Mr. Hilton is terminated during the term of the Employment Agreement without "Cause" or as a result of his death or permanent disability, the Company will be obligated to pay him (i) his current annual salary through the term of the Employment Agreement if terminated without "Cause," or for six months after termination in the event of death or disability, plus (ii) a pro rated bonus.

         If Mr. Landon voluntarily terminates his employment without "Good Reason" or is discharged for "Cause," the Company will have no obligation to pay him his current annual salary or bonus. The Company will be obligated to pay Mr. Landon the Deferred Contingent Payments, but will have the option to make the payments as scheduled or in one lump sum, based on the pre-tax income of the Company and the pre-tax income of the Company's Texas division for the twelve month period ending with the fiscal quarter immediately preceding his termination, less a 25% reduction. If Mr. Landon is terminated without "Cause" or as a result of death or disability or if he resigns for "Good Reason", the Company will be obligated to pay Mr. Landon (i) his then current base salary through the end of the stated term of employment in the event of termination by the Company without "Cause" or for "Good Reason," or for six months after termination in the event of death or disability and (ii) a pro rated bonus. If Mr. Landon is terminated without "Cause" or resigns for "Good Reason," Mr. Landon will have the option to receive the Deferred Contingent Payments as scheduled or in one lump sum based on the pre-tax income of the Company and the Company's Texas division for the twelve month period ending with the fiscal quarter immediately preceding his termination. If Mr. Landon's employment is terminated due to death or disability, Mr. Landon or his estate may elect to have the Deferred Contingent Payments continue as scheduled or have the remainder paid out in one lump sum, based upon the pre-tax income of the Company and of the Company's Texas division for the twelve month period ending with the fiscal quarter immediately preceding termination, less a 25% reduction.

         "Cause" under the Employment Agreements and the Landon Employment Agreement is defined to mean only an act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain or enrichment at the expense of the Company. "Cause" under the Landon Employment Agreement also includes willful disregard of the employee's primary duties to the Company. "Good Reason" under the Landon Employment Agreement is defined to include (i) assignment of duties inconsistent with the scope of the duties associated with Mr. Landon's titles or positions or which would require Mr. Landon to relocate his principal residence outside the Dallas/Fort Worth, Texas metropolitan area; (ii) failure by the Company to pay any part of the Deferred Contingent Payments under the Legacy Agreement; (iii) termination of Mr. Landon for Cause and it is determined that Cause did not exist; or (iv) failure of the Company to permit the Texas operation to utilize its equity to obtain financing or to provide access to the Texas division of its Intercompany Receivable (as defined in the Legacy Agreement).

         The Employment Agreements with Messrs. Cleverly and Hilton and the Landon Employment Agreement contain non-compete provisions that until December 31, 2001 and June 30, 2001, respectively, restrict the employees from, except in connection with their performance of their duties under the Employment Agreements and the Landon Employment Agreement (i) engaging in the homebuilding business and, with respect to Mr. Landon only, the mortgage brokerage or banking business, (ii) recruiting, hiring or discussing employment with any person who is, or within the past six months was, an employee of the Company, (iii) soliciting any customer or supplier of the Company for a competing business or otherwise attempting to induce any customer or supplier to discontinue its relationship with the Company, or (iv) except solely as a limited partner with no management or operating responsibilities, engaging in the land banking or lot development business; provided, however, the foregoing provisions shall not restrict (A) the ownership of less than 5% of a publicly-traded company, or (B) in the event the employment of either Mr. Cleverly, Mr. Hilton or Mr. Landon is terminated under his respective employment agreement, engaging in the custom homebuilding business, engaging in the production homebuilding business outside a 100 mile radius of any project of the Company or outside Northern California or engaging in the land banking or lot development business. The non-compete provisions will survive the termination of the Employment Agreements unless either Mr. Cleverly or Mr. Hilton is terminated by the Company without Cause. The non-compete provisions under the Landon Employment Agreement will survive termination of the Landon Employment Agreement unless Mr. Landon is terminated without Cause or resigns for Good Reason.


              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee consists of Messrs. Hamberlin and White, both of whom are independent directors. The Compensation Committee reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. In addition, the Company has hired a compensation consultant to advise the Compensation Committee on matters of executive compensation.

         Overview and Philosophy. The Company's compensation program for executive officers is primarily comprised of base salary, annual bonus and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including a medical and 401K plan, generally available to all employees of the Company.

         The Company's philosophy is to pay base salaries to executives that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward performance based on financial results. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

         Contractual Compensation Arrangements. The Company currently has three Managing Directors, William W. Cleverly, Steven J. Hilton and John R. Landon, all of whom function as Chief Executive Officers of the Company. The Company has entered into employment agreements with each Messrs. Cleverly, Hilton and Landon which provide for a base salary, bonuses based on Company performance and stock options.

         The Company's prior Board of Directors negotiated employment agreements and related stock option agreements with each Messrs. Cleverly, and Hilton effective December 31, 1996, in connection with the merger of Monterey Homes Construction I, Inc., an Arizona corporation and Monterey Homes Arizona II, an Arizona Corporation (collectively, the "Monterey Entities"), with and into the Company (the "Merger). Prior to the Merger, Messrs. Cleverly and Hilton were the sole shareholders of the Monterey Entities, an Arizona based homebuilding business. The employment agreements and the stock option agreements were an integral factor in Messrs. Cleverly and Hilton's decision to proceed with the Merger and assume management of the

Company. The compensation packages of Messrs. Cleverly and Hilton are more fully described under "Employment Agreements."

         In July 1997, the Company combined with Legacy Homes, a Texas based homebuilding business owned by John and Eleanor Landon (the "Legacy Combination"). In connection with the Legacy Combination, the Company negotiated an employment agreement and related stock option agreement with Mr. Landon, pursuant to which Mr. Landon was appointed Chief Operating Officer and Co-Chief Executive Officer of the Company and was granted certain stock options. The successful negotiation of the employment agreement and related stock option agreement was an integral part of Mr. Landon's decision to combine Legacy Homes with the Company and become part of its management team. Mr. Landon's compensation package is more fully described under "Employment Agreements."

         Stock Option Plan. In 1997, the Board of Directors and the stockholders of the Company approved the adoption of the Monterey Homes Corporation Stock Option Plan (the "Plan") for executives, directors and consultants of the Company. The Plan authorizes grants of incentive stock option and non-qualified stock options to individuals and entities as directed by the Compensation Committee. Subject to the approval of stockholders of Proposal No. 2, the total number of shares of Common Stock available for awards under the Plan is 475,000. The maximum number of shares of Common Stock that can be issued to any one person under the plan is 50,000 shares. A summary of the Plan is set forth under Proposal No. 2.

         The Board of Directors believes that the Plan promotes the success and enhances the value of the Company by (i) tying the personal interests of the participants to those of the Company's stockholders, and (ii) providing the participants with an incentive for outstanding performance. The Plan is administered by the Compensation Committee which has the exclusive authority to administer the Plan, including the power to determine the eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

         Other Options. In connection with their employment agreements, Messrs. Cleverly, Hilton and Landon were each granted the option to purchase 166,667 shares of Common Stock. Such options vest over three to four year periods. In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulation are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a "disqualifying disposition," are subject to new tax limitations unless they meet certain requirements. To date, the Company has not been subject to the deductibility limitation and has generally structured its equity-based compensation to comply with the performance-based compensation exception to the limitation.

         The stock options of Messrs. Cleverly and Hilton were granted in connection with the Merger as an integral part of each of their employment agreements and as an inducement for them to consummate the Merger. Mr. Landon's stock options were granted in connection with the Legacy Combination as an integral part of Mr. Landon's employment agreement and as an inducement for him to combine Legacy Homes with the Company. None of the stock options granted to Messrs. Cleverly, Hilton or Landon satisfy the exceptions to the non-deductibility of tax or $1 million threshold described above. Accordingly, if as a result of substantial appreciation in the Company's Common Stock and the exercise of substantial option holdings, Messrs. Cleverly, Hilton or Landon's compensation were to exceed $1 million in a given year, the excess may not be deductible. The compensation element of an option does not, however, result in a charge to earnings on the Company's financial statements.

         The Company currently has a federal income tax net operating loss carryforward (the "NOL Carryforward") which expires at various times beginning in 2007 and ending in 2009. The ability of the Company to use the NOL Carryforward to offset future taxable income would be substantially limited under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") if an "ownership change" within the meaning of Section 382 of the Code has occurred or occurs with respect to the Company before expiration of the NOL Carryforward. The Company monitors the grant of stock options against the limitations.



                                     COMPENSATION COMMITTEE
                                        Alan D. Hamberlin
                                        C. Timothy White

                               PERFORMANCE GRAPHS


         In connection with the Merger, the Company terminated its REIT status as of December 31, 1996, and entered into the homebuilding business. The following graphs reflect the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 1997.

Comparison of Five Year Cumulative Total Return

         The chart below graphs the Company's performance in the form of cumulative total return to stockholders since the Company began homebuilding as its primary business on December 31, 1996. The Company's total return is compared to those of the Dow Jones Industry Group - Home Construction ("Dow/Homes") and the Standard and Poor's 500 Composite Stock Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                                       As of December 31,
                                                --------------------------------
                                                      1996            1997
                                                      ----            ----
The Company                                            100           161.67
Dow Jones Industry Group - Home Construction           100           158.01
S&P 500                                                100           162.84




         The following chart compares the cumulative total stockholder return on the Company Common Stock during the four years ended December 31, 1996, when the Company terminated its REIT status, with a cumulative total return on an industry index prepared by the National Association of Real Estate Trusts ("NAREIT") and the Standard & Poor's 500 Stock Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                          As of December 31,
                      ----------------------------------------------------------
                           1992      1993       1994       1995       1996
                           ----      ----       ----       ----       ----
The Company                 100      52.63      42.95      65.57     111.46
NAREIT Index                100     114.55      86.71     141.70     213.78
S&P 500                     100     109.99     111.43     153.13     188.29

          SECTION 16(a) BENEFICIAL STOCK OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that all required forms were filed, the Company believes that during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Since  September  1994,  the  Company has leased  approximately  11,000 square feet of office space in a Scottsdale, Arizona office building from a limited liability company owned by Messrs. Cleverly and Hilton. The lease has a five-year term, and the Company has an option to expand its space in the building and renew the lease for additional terms at rates that are competitive with those in the market at such time. Rents paid to the limited liability company totaled $192,487, $173,160 and $164,394 during fiscal years 1997, 1996 and 1995, respectively. Monterey believes that the terms of the lease are no less favorable than those which could be obtained in an arm's length negotiated transaction.

         Since July 1, 1997, the Company has leased space from Home Financial Services, a Texas partnership owned by John and Eleanor Landon, for office space in Plano, Texas. The annual rent under the lease, which expires May 15, 2002, is $163,175. Management believes the terms of this lease to be no less favorable than those which it could obtain at an arm's length negotiated transaction.

         During 1997 and 1996, Monterey incurred fees for legal services to Tiffany & Bosco, P.A. of approximately $236,000 and $100,000, respectively. C. Timothy White, a director of the Company, is a shareholder of Tiffany and Bosco, P.A.


               PROPOSAL TO APPROVE AMENDMENT TO THE MONTEREY HOMES
                         CORPORATION STOCK OPTION PLAN
                                (Proposal No. 2)

         On April 28, 1998, the Compensation Committee of the Company's Board of Directors adopted, subject to approval by the Company's shareholders, an amendment to the Monterey Homes Corporation 1997 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Plan from 225,000 shares to 475,000 shares. Certain material features of the Plan are discussed below, however, such description is subject to, and is qualified in its entirety by, the full text of the Plan, attached hereto as Exhibit A, which includes the proposed amendment highlighted in bold. The closing price for the Common Stock on April 28, 1998, as reported on the New York Stock Exchange, was $17.125 per share.

         The Board of Directors believes that the Plan promotes the success and enhances the value of the Company by (i) tying the personal interests of the participants to those of the Company's stockholders, and (ii) providing the participants with an incentive for outstanding performance. The Plan is administered by the Compensation Committee which has the exclusive authority to administer the Plan, including the power to determine the eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards. The Board of Directors believes that the success of the Plan and its impact on the value of the Company will be enhanced by increasing the number of shares reserved for issuance under the Plan to 475,000.

General - Description of Available Awards

        Incentive Stock Options. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Committee determines the amount of consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, Common Stock or other property.

         An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock at the time of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under
Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

         If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as a capital gain.

         The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

         Non-Qualified Stock Options. An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

         No taxable income is realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company is entitled to a corresponding tax deduction.

         Upon a subsequent sale or other disposition of Common Stock acquired through exercise of an NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequences to the Company.

Change of Control

         Upon the occurrence of a Corporate Transaction (as defined in the Plan), if the surviving corporation or the purchaser does not assume the obligations of the Company under the Plan, all outstanding options shall become immediately exercisable in full and each option holder shall be afforded the opportunity to exercise their options prior to the consummation of the Corporate Transaction so that the option holder can participate in the Corporate Transaction. The Plan defines a "Corporate Transaction" to include (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in a liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity but in which the beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

         To the extent that the Plan is unaffected and assumed by the successor corporation or its parent company, a Corporate Transaction will have no effect on the outstanding options and the options shall continue in effect according to their terms. Options which continue in effect shall be appropriately adjusted to account for the number and class of securities which would have been issued to the option holder in connection with the consummation of the Corporate Transaction had the option holder exercised the option immediately prior to the Corporate Transaction. Appropriate adjustments also shall be made to the exercise price of such options, provided that the aggregate exercise price shall remain the same.

Plan Benefits

         The following table sets forth as of April 10, 1998, under the Plan, the number of options granted to (i) each current executive officer of the Company; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. The options granted have a ten year term, vest equally over five years commencing on the first anniversary of the date of grant and have exercise prices ranging from $5.62 to $19.06 per share. The options granted to directors have a ten year term, vest equally over two years commencing on the first anniversary of the date of grant and have exercise prices ranging from $5.62 to $11.50 per share. Grants under the Plan will be made at the discretion of the Committee and, accordingly, future grants are not yet determinable.

Name                                                                           Number of Shares
----                                                                           ----------------

Current Executive Officers
--------------------------
         William W. Cleverly                                                             --
         Steven J. Hilton                                                                --
         John R. Landon                                                                  --
         Larry W. Seay                                                               12,500
         Richard T. Morgan                                                           10,000
                                                                                     ------
Current executive officers as a group (5 persons)                                    22,500

Current directors who are not executive officers as a group (4 persons)*             20,000

Employees, including current officers who are not executive officers, as a          120,000
          group (20 persons)

--------------------
*Includes one nominee for election as a director.



Securities Act Registration

         The Company intends to register the additional shares of Common Stock available for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL TO AMEND THE MONTEREY HOMES CORPORATION STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during this fiscal year ended December 31, 1997, and which performed the audit of the Company's financial statements for the year then ended was KPMG Peat Marwick LLP, independent certified public accountants. A representative of KPMG Peat Marwick will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the representative so desires.

         During the two most recent fiscal years, there were no disagreements between the Company and KPMG Peat Marwick LLP with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


                              STOCKHOLDER PROPOSALS

         The Board of Directors will consider nominations from stockholders to the class of directors whose terms expire at the 1999 Annual Meeting of Stockholders that are made in writing to the Secretary of the Company, are received at least 90 days prior to the 1999 Annual Meeting, and contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Articles of Incorporation and Bylaws. Proposals of stockholders as to other matters intended to be presented at the 1999 Annual Meeting must be received by the Company by December 19, 1998, for inclusion in the Company's proxy materials relating to such Annual Meeting.


                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                Monterey Homes Corporation






                                Larry W. Seay
                                Vice President Finance, Chief Financial Officer, Secretary and Treasurer

                                April 30, 1998

                                    EXHIBIT A

                           MONTEREY HOMES CORPORATION
                                STOCK OPTION PLAN
                                -----------------



1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.
     ---------------------------------------

     a. The Stock Option Plan (the "Option Plan") of Monterey Homes (the "Company"), is hereby adopted. The Option Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs").

     b. The purpose of this Option Plan is to promote the long-term success of the Company by attracting, motivating and retaining key executives, consultants and directors (the "Participants") through the use of competitive long-term incentives which are tied to stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

     c. The Option Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined herein) of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

     d. The term "Affiliates" as used in this Option Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Option Plan.


2.   ADMINISTRATION OF THE PLAN
     --------------------------

     a. The Option Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company from time to time (the "Board").

     b. The Committee shall consist entirely of directors qualifying as "non-employee directors" as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission"). Members of the Committee shall serve at the pleasure of the Board.

     c. The Committee may from time to time determine which employees of the Company or its Affiliates or other individuals or entities (each an "option holder") shall be granted options under the Option Plan, the terms thereof (including without limitation determining whether the option is an incentive stock option and the times at which the options shall become exercisable), and the number of shares of Stock for which an option or options may be granted.

     d. If rights of the Company to repurchase Stock are imposed, the Board or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

     e. If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Option Plan. Share certificates representing Stock which is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

     f. The Board or the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Option Plan, as, in its opinion, may be advisable in the administration of the Option Plan, to construe and interpret the Option Plan, the rules and regulations, and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan. All decisions, determinations and interpretations of the Committee shall be binding on all option holders under the Option Plan.


3.   STOCK SUBJECT TO THE PLAN
     -------------------------

     a. "Stock" shall mean Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market. The maximum number of shares of Common Stock that can be issued under this Option Plan is 475,000 shares, and the maximum number of shares of Common Stock that can be issued to any one person under this Option Plan is 50,000 shares.

     b. Options may be granted under the Option Plan from time to time to eligible persons. Stock options awarded pursuant to the Option Plan which are forfeited, terminated, surrendered or canceled for any reason prior to exercise shall again become available for grants under the Option Plan (including any option canceled in accordance with the cancellation regrant provisions of Section 6(f) herein).

     c. If there shall be any changes in the Stock subject to the Option Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Committee in the number of shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Option Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

     d. The aggregate number of shares of Stock approved by the Option Plan may not be exceeded without amending the Option Plan and obtaining stockholder approval within twelve months of such amendment.

4.   ELIGIBILITY
     -----------

     Persons who shall be eligible to receive stock options granted under the Option Plan shall be those individuals and entities as the Committee in its discretion determines should be awarded such incentives given the best interests of the Company; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

5.   EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN
     -------------------------------------------------

     a. All ISOs and the majority of NSOs will have option exercise prices per option share not less than the fair market value of a share of the Stock on the date the option is granted, except that in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate the price shall be not less than 110% of such fair market value. The price of ISOs or NSOs granted under the Option Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

     b. The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.


6.   TERMS AND CONDITIONS OF OPTIONS
     -------------------------------

     a. Each option granted pursuant to the Option Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The Option Agreement shall designate whether the option is an ISO or an NSO.

     b. The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years. Subsequently issued options, if Stock becomes available because of further allocations or the lapse of previously outstanding options, will extend for terms determined by the Board or the Committee but in no event shall an ISO be exercised after the expiration of 10 years from the date of its grant.

     c. In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by such individual during any calendar year (under this Option Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

     d. The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other provisions as may be determined by the Committee. To the extent such terms, provisions and conditions are inconsistent with this Option Plan, the specific provisions of the Option Plan shall prevail. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions which the Committee determine are necessary to so qualify under Section 422 of the Internal Revenue Code.

     e. The Committee shall have full power and authority to extend the period of time for which any option granted under the Option Plan is to remain exercisable following the option holder's cessation of service as an employee, director or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

     f. As a condition to option grants under the Option Plan, the option holder agrees to grant the Company the repurchase rights as the Company may at its option require and as may be set forth in a separate repurchase agreement. Any option granted under the Option Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined) or if the option holder voluntarily terminates the option holder's service as an employee. The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason. In the remaining cases where the option holder's service as an employee is terminated due to death, permanent disability, or is terminated by the Company (or its affiliates) without Cause at any time, unless otherwise provided by the Committee, the vested portion of the option will extend for a period of three (3) months following the termination of employment and shall lapse and be of no further force or effect whatsoever only if it is not exercised before the end of such three
          (3) month period. "Cause" shall be defined in an Employment Agreement between Company and option holder and if none there shall be "Cause" for termination if (i) the option holder is convicted of a felony,
          (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) the option holder fails to perform properly assigned duties.

     g. No fractional shares of Stock shall be issued under the Option Plan, whether by initial grants or any adjustments to the Option Plan.

7.   USE OF PROCEEDS
     ---------------

     Cash proceeds realized from the sale of Stock under the Option Plan shall constitute general funds of the Company.


8.   AMENDMENT, SUSPENSION OR TERMINATION OF PLAN
     --------------------------------------------

     a. The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Option Plan or an amendment to the Option Plan be approved by the stockholders, and (ii) the Board shall not amend the Option Plan to increase the maximum number of shares of Stock subject to ISOs under the Option Plan or to change the description or class of persons eligible to receive ISOs under the Option Plan without the consent of the stockholders of the Company sufficient to approve the Option Plan in the first instance. The Option Plan shall terminate on the earlier of (i) tenth anniversary of the Plan's approval or (ii) the date on which no additional shares of Stock are available for issuance under the Option Plan.

     b.   No  option  may  be  granted   during  any  suspension  or  after  the
          termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the option holder's consent, alter or impair any rights or obligation under any option granted under the Option Plan.

     c. The Committee, with the consent of affected option holders, shall have the authority to cancel any or all outstanding options under the Option Plan and grant new options having an exercise price which may be higher or lower than the exercise price of canceled options.

     d. Nothing contained herein shall be construed to permit a termination, modification or amendment adversely affecting the rights of any option holder under an existing option theretofore granted without the consent of the option holder.


9.   ASSIGNABILITY OF OPTIONS AND RIGHTS
     -----------------------------------

     Each ISO and NSO granted pursuant to this Option Plan shall, during the option holder's lifetime, be exercisable only by the option holder, and neither the option nor any right to purchase Stock shall be transferred, assigned or pledged by the option holder, by operation of law or otherwise, other than upon a beneficiary designation executed by the option holder and delivered to the Company or the laws of descent and distribution.

10.  PAYMENT UPON EXERCISE
     ---------------------

     Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Option Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash, (ii) by check drawn against sufficient funds, (iii) such other consideration as the Committee, in its sole discretion, determines and is consistent with the Option Plan's purpose and applicable law, or (iv) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Committee. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.


11.  WITHHOLDING TAXES
     -----------------

     a. Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

     b. The Committee may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.


12.  RATIFICATION
     ------------

     This Option Plan and all options issued under this Option Plan shall be void unless this Option Plan is or was approved or ratified by (i) the Board; and (ii) a majority of the votes cast at a stockholder meeting at which a quorum representing at least a majority of the outstanding shares of Stock is (either in person or by proxy) present and voting on the Option Plan within twelve months of the date this Option Plan is adopted by the Board. No ISOs shall be exercisable prior to the date such stockholder approval is obtained.

13.  CORPORATE TRANSACTIONS
     ----------------------

     a. For the purpose of this Section 13, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     b. Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Option Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Option Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

     c. Each outstanding option under this Option Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Option Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     d. The grant of options under this Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


14.  REGULATORY APPROVALS
     --------------------

     The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.


15.  NO EMPLOYMENT/SERVICE RIGHTS
     ----------------------------

     Neither the action of the Company in establishing this Option Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Option Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.


16.  MISCELLANEOUS PROVISIONS
     ------------------------

     a. The provisions of this Option Plan shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

     b. The provisions of this Option Plan shall insure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     c. The option holders shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Option Plan prior to the issuance of a stock certificate for such Stock.

     d. If there is a conflict between the terms of any employment agreement pursuant to which options under this Plan are to be granted and the provisions of this Plan, the terms of the employment agreement shall prevail.

PROXY                                                                      PROXY

                           MONTEREY HOMES CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS--JUNE 11, 1998

         The undersigned hereby appoints William W. Cleverly, Steven J. Hilton and John R. Landon, or any one of them acting in the absence of the others with full powers of substitution, the true and lawful attorneys and proxies for the undersigned to vote, as designated below, all shares of Common Stock of Monterey Homes Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, June 11, 1998, at 9:00 a.m., Arizona Time, at the Scottsdale Plaza Resort, Scottsdale, Arizona and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below

         Unless otherwise Marked, this proxy will be voted FOR the election of director nominees and FOR Proposal No. 2.

         YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE THE OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

         Please mark [X] your votes.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.       Election of Class I Directors:         FOR       WITHHELD
                                                          FOR ALL
         William W. Cleverly                    [ ]         [ ]
         Steven J. Hilton
         Alan D. Hamberlin
         Raymond Oppel

         WITHHELD FOR: (Write nominees' names in the space provided below).

         ------------------------------------------------------------------


2.       To approve amendment to Company's      FOR       WITHHELD       ABSTAIN
         1997 Stock Option Plan                 [ ]         [ ]            [ ]


              This proxy, when properly executed will be voted as you specify above. If no specific voting directions are given by you, this proxy will be voted FOR the listed proposals and, with respect to such other business as may properly come before the meeting, in accordance with the discretion of the appointed proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

              Dated: _______________________________________, 1998

              _______________________________    _______________________________
              Signature                          Signature

         Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.